Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$216,380
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,105,310)
Dividend Income	103,683
Interest Income	195,734
ETF Transaction Fees	350
Total Income (Loss)	$(2,589,163)

Expenses
General Partner Management Fees	$37,430
Professional Fees	13,109
Brokerage Commissions	590
Directors' Fees and insurance	1,758
License fees	936
Total Expenses	$53,823
Net Income (Loss)	$(2,642,986)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$76,390,130
Additions (50,000 Shares)	1,823,435
Net Income (Loss)	(2,642,986)

Net Asset Value End of Month	$75,570,579
Net Asset Value Per Share (2,050,000 Shares)	$36.86

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596